EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

 TO:         Surge Global Energy, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this FORM SB-2 Registration Statement, of our dated April 10, 2006, relating to the consolidated financial statements of Surge Global Energy, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ Russell Bedford Stefanou Mirchandani LLP
Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
December 19, 2006